UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHARLOTTE RUSSE HOLDING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0724325
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

4645 Morena Boulevard San Diego, CA	92117
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act Registration Statement and Number to which the form relates:

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Common Stock, $0.01 par value	The Nasdaq Stock Market

Securities to be registered pursuant to Section 12(g) of the Act:

n/a

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

In connection with our adoption of a stockholder rights plan providing for the dividend distribution of one preferred share purchase right for each outstanding share of our common stock, par value $0.01 per share, we are hereby amending our Registration Statement on Form 8-A relating to our common stock filed with the Securities and Exchange Commission, or the SEC, on October 15, 1999.

Item 1.     Description of Registrant’s Securities to be Registered.

We hereby incorporate the description of our capital stock by reference to our Current Report on Form 8-K filed with the SEC on August 14, 2008, including any amendments or reports filed for the purpose of updating such description.

Item 2.     Exhibits.

Exhibit Number	Description of Document
3.1	Certificate of Incorporation, as amended (filed as Exhibit 3.1 to Registration Statement File No. 333-84297).

3.2	Certificate of Amendment to the Certificate of Incorporation (filed as Exhibit 3.2 to Registration Statement File No. 333-84297).

3.3	Amended and Restated Bylaws (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed with the SEC on April 27, 2007).

3.4	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on August 13, 2008 (filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on August 14, 2008).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to Registration Statement File No. 333-84297).

4.2	Form of Rights Certificate (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on August 14, 2008).

4.3	Rights Agreement, dated as of August 13, 2008, by and between Charlotte Russe Holding, Inc. and Mellon Investor Services LLC (filed as Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on August 14, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

Date: August 14, 2008	By:	/s/ Leonard H. Mogil
Leonard H. Mogil
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document
3.1	Certificate of Incorporation, as amended (filed as Exhibit 3.1 to Registration Statement File No. 333-84297).

3.2	Certificate of Amendment to the Certificate of Incorporation (filed as Exhibit 3.2 to Registration Statement File No. 333-84297).

3.3	Amended and Restated Bylaws (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed with the SEC on April 27, 2007).

3.4	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on August 13, 2008 (filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on August 14, 2008).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to Registration Statement File No. 333-84297).

4.2	Form of Rights Certificate (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on August 14, 2008).

4.3	Rights Agreement, dated as of August 13, 2008, by and between Charlotte Russe Holding, Inc. and Mellon Investor Services LLC (filed as Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on August 14, 2008).